Filed Pursuant to Rule 424(b)(5)
Registration No. 333-156156
CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	Maximum
Title of Each Class of	Amount to	Maximum	Aggregate	Amount of
Securities	be	Offering Price	Offering	Registration
to be Registered	Registered	Per Share (1)	Price (1)	Fee (2)
Common Shares of Beneficial Interest, $0.01 par value	5,687,478	$53.31	$303,199,453	$35,202

(1)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the New York Stock Exchange on January 28, 2011.

(2)	The registration fee has been calculated and is being paid in accordance with Rule 457(r) and Rule 456(b) under the Securities Act. Excludes 4,312,522 Common Shares for which a filing fee has been previously paid on a Registration Statement on Form S-3 (No. 333-156156).

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 16, 2008)

10,000,000 Common Shares

We have entered into separate amended and restated sales agency financing agreements with each of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), J.P. Morgan Securities LLC (“J.P. Morgan”) and Morgan Stanley & Co. Incorporated (“Morgan Stanley,” and together with Merrill Lynch and J.P. Morgan, the “Original Sales Agents”), and we have entered into a sales agency financing agreement with BNY Mellon Capital Markets, LLC (“BNYMCM”) (together with the Original Sales Agents, the “Sales Agents”), in each case relating to offers and sales of our common shares of beneficial interest, $0.01 par value (the “Common Shares”). In accordance with the terms of these sales agency financing agreements, we may offer and sell up to 10,000,000 Common Shares from time to time through the Sales Agents, as our agents for the offer and sale of the Common Shares. The Common Shares to which this prospectus supplement relates include 4,312,522 Common Shares that remain unsold under the prospectus supplement dated September 28, 2009.

The Common Shares will be offered at market prices prevailing at the time of sale. Each respective Sales Agent will be entitled to compensation not to exceed 2.0% of the gross sales price of all Common Shares sold through it.

If a Sales Agent engages in special selling efforts, as that term is used in Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sales Agent will receive from us a commission to be agreed upon at the time of sale.

Our Common Shares are listed on the New York Stock Exchange under the symbol “EQR.” On February 2, 2011, the last reported sale price of our Common Shares as reported on the NYSE was $54.80 per share.

Investing in our Common Shares involves risks. See “Risk Factors” on page S-3 of this prospectus supplement, as well as the risk factors under the heading “Risk Factors” beginning on page 8 of our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

BofA Merrill Lynch	BNY Mellon Capital	J.P. Morgan	Morgan Stanley
Markets, LLC

Prospectus Supplement dated February 3, 2011

When we refer to “the Company,” “we,” “us,” or “our” or similar expressions in this prospectus supplement, we mean Equity Residential, a Maryland real estate investment trust, and its direct and indirect subsidiaries, including ERP Operating Limited Partnership, its operating partnership.

This prospectus supplement is a supplement to the accompanying prospectus. If information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will apply and supersede the information in the prospectus. It is important for you to read and carefully consider all information contained in this prospectus supplement and the accompanying prospectus. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information About Us.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and no Sales Agent has, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the registered shares to which they relate, nor is this prospectus supplement or the accompanying prospectus an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. When we or any of the Sales Agents deliver this prospectus supplement or the accompanying prospectus or make a sale pursuant to this prospectus supplement or the accompanying prospectus, neither we nor such Sales Agent are implying that the information is current as of the date of the delivery or sale.

i

THE COMPANY

We are a Maryland real estate investment trust (“REIT”) formed in March 1993 and an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top United States growth markets. We have elected to be taxed as a REIT for federal income tax purposes.

We are one of the largest publicly traded real estate companies and the largest publicly traded owner of multifamily properties in the United States of America (based on the aggregate market value of our outstanding Common Shares, the number of apartment units wholly owned and total revenues earned). Our corporate headquarters are located in Chicago, Illinois and we also operate property management offices throughout the United States of America.

Our principal executive offices are located at Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606 and our telephone number is (312) 474-1300. Our website is located at www.equityresidential.com. Information on our website is not deemed to be part of this prospectus supplement or the attached prospectus.

THE OFFERING

Common Shares offered by us	Up to 10,000,000 Common Shares

Use of proceeds	We intend to use the proceeds from this offering for working capital and general company purposes including, without limitation, the acquisition or development of multifamily properties (including possible portfolio or asset acquisitions, business combinations or joint ventures) as suitable opportunities arise and the reduction of debt. See “Use of Proceeds.”

NYSE symbol	EQR

RISK FACTORS

In addition to the other information contained in this prospectus supplement and the accompanying prospectus, you should carefully consider any additional information and risk factors described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including (i) our Annual Reports on Form 10-K, (ii) our Quarterly Reports on Form 10-Q and (iii) any other documents we file with the Securities and Exchange Commission (“SEC”) after the date of this prospectus supplement that are deemed incorporated by reference in this prospectus supplement before making an investment decision. These risks are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations. These risks could materially adversely affect, among other things, our business, financial condition or results of operations, and could cause the trading price of our Common Shares to decline, resulting in the loss of all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference as described under “Where You Can Find More Information About Us” contain certain information that we intend to be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act. These forward-looking statements relate to such things as our anticipated future economic performance, our plans and objectives for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terms.

Actual results could differ materially from those contemplated by these forward-looking statements as a result of many factors. The cautionary statements under the caption “Risk Factors” contained in our filings with the SEC incorporated by reference, and other similar statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein, identify important factors with respect to forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may adversely affect us. Should any known or unknown risks and uncertainties develop into actual events, those developments could have a material adverse effect on our business, financial condition and results of operations.

In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference or deemed incorporated by reference herein will in fact transpire. Potential investors are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements represent our estimates and assumptions only as of the date of this prospectus supplement. We do not undertake any obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

USE OF PROCEEDS

We intend to use the proceeds from this offering for working capital and general company purposes including, without limitation, the acquisition or development of multifamily properties (including possible portfolio or asset acquisitions, business combinations or joint ventures) as suitable opportunities arise and the reduction of debt. Net proceeds may be temporarily invested prior to use.

Certain affiliates of the Sales Agents are lenders under our unsecured revolving credit facility and our operating partnership’s unsecured term loan facility. To the extent that we use the net proceeds from this offering to repay amounts we have borrowed or may borrow or re-borrow in the future under either of these facilities, those lenders will receive their pro rata portion of any of the proceeds from this offering that we use to repay any such amounts.

SUPPLEMENTAL FEDERAL INCOME TAX CONSIDERATIONS

General

The following discussion, together with the discussion under the heading “Federal Income Tax Considerations” in the accompanying prospectus, summarizes the federal income tax considerations anticipated to be material to a holder of our Common Shares. This discussion supplements, and should be read in conjunction with, and is subject to the qualifications and limitations set forth in, the discussion under the heading “Federal Income Tax Considerations” in the accompanying prospectus.

EACH PROSPECTIVE PURCHASER OF SECURITIES IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER, IN LIGHT OF HIS OR HER SPECIFIC OR UNIQUE CIRCUMSTANCES, OF THE PURCHASE, OWNERSHIP AND SALE OF SECURITIES IN AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Our Taxation

We elected REIT status beginning with the year that ended December 31, 1992. We believe that we have qualified as a REIT for each of our taxable years commencing with our taxable year ended December 31, 1992, and that our current structure and method of operation is such that we will continue to qualify as a REIT.

DLA Piper LLP (US) has acted as our tax counsel in connection with this offering. As a condition to the establishment of this offering, and from time to time as a condition to sales of Common Shares pursuant to this prospectus supplement, DLA Piper LLP (US) will provide an opinion to the Sales Agents to the effect that we were organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), for our taxable years ended December 31, 1992 through December 31, 2010, and that our current organization and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2011 and thereafter. It must be emphasized that this opinion is based on various assumptions and factual representations made by us and our operating partnership relating to our organization, prior and expected operations, and the organization and prior and expected operations of our operating partnership, and all of the various partnerships, limited liability companies and corporate entities in which we presently have an ownership interest, or in which we had an ownership interest in the past. DLA Piper LLP (US) will not review our compliance with these requirements on a continuing basis. No assurance can be given that the actual results of our operations or, as applicable, the operations of our operating partnership, and our subsidiary entities, including the sources of gross income, the composition of assets, the level of distributions to shareholders and the diversity of share ownership, for any particular taxable year will satisfy the requirements under the Internal Revenue Code for qualification and taxation as a REIT.

PLAN OF DISTRIBUTION

On September 28, 2009, we entered into separate sales agency financing agreements (the “Original Sales Agency Financing Agreements”) with each of the Original Sales Agents that contemplated the offer and sale of up to 17,000,000 Common Shares from time to time through the Original Sales Agents, as our agents for the offer and sale of the shares. As of the date of this prospectus supplement, we have issued and sold 12,687,478 Common Shares under the Original Sales Agency Financing Agreements.

On February 3, 2011, we amended and restated the Original Sales Agency Financing Agreements, and also entered into a new sales agency financing agreement with BNYMCM, under which we may issue and sell up to 10,000,000 Common Shares from time to time through the Sales Agents, as our agents for the offer and sale of the shares, for a three-year period. The 10,000,000 Common Shares available for issuance includes the 4,312,522 Common Shares that were not sold under the Original Sales Agency Agreements plus 5,687,478 additional Common Shares. The sales, if any, of the Common Shares under a sales agency financing agreement will be made in “at the market” offerings as defined in Rule 415 of the Securities Act, including sales made directly on the New York Stock Exchange, the existing trading market for our Common Shares, or sales made to or through a market maker or through an electronic communications network. In addition, our Common Shares may be offered and sold by such other methods, including privately negotiated transactions, as we and any Sales Agent agree to in writing.

From time to time during the term of the sales agency financing agreements, we may deliver an issuance notice to one of the Sales Agents specifying the length of the selling period, the amount of the Common Shares to be sold and the minimum price below which sales may not be made. Upon receipt of an issuance notice from us, and subject to the terms and conditions of the respective sales agency financing agreements, each Sales Agent agrees to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares on such terms. We or any such Sales Agent may suspend the offering of our Common Shares at any time upon proper notice to the other, upon which the selling period will immediately terminate. Settlement for sales of our Common Shares will occur on the third trading day following the date on which any sales were made, unless we agree otherwise with the relevant Sales Agent. The obligation of any Sales Agent under its respective sales agency financing agreement to sell shares pursuant to any issuance notice is subject to a number of conditions, which such Sales Agent reserves the right to waive in its sole discretion.

We will pay each respective Sales Agent commissions not to exceed an aggregate 2.0% of the gross sales price of all shares sold through it as agent under its sales agency financing agreement.

If a Sales Agent engages in special selling efforts, as that term is used in Regulation M under the Exchange Act, the Sales Agent will receive from us a commission to be agreed upon at the time of sale.

We will report at least quarterly the number of the Common Shares sold through the Sales Agents, as agents, in at-the-market offerings and the net proceeds to us in connection with such sales of our Common Shares.

Sales of our Common Shares as contemplated by this prospectus supplement will be settled through the facilities of the Depository Trust Company or by such other means as we and the Sales Agents may agree upon.

In connection with the sale of our Common Shares hereunder, the Sales Agents may each be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agents may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agents against certain civil liabilities, including liabilities under the Securities Act.

The Sales Agents have determined that our Common Shares are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) under that Act. If a Sales Agent or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other and sales of the Common Shares under the sales agency financing agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of the Sales Agent and us.

We estimate that the total expenses of the offering payable by us, excluding commissions payable to the Sales Agents under the sales agency financing agreements, will be approximately $100,000.

The offering of our Common Shares pursuant to any sales agency financing agreement will terminate upon the earlier of (1) the sale of all of our Common Shares subject to the sales agency financing agreements, (2) the third anniversary of the date of such sales agency financing agreement, and (3) termination of such sales agency financing agreement by either us or the respective Sales Agent at any time in the respective party’s sole discretion.

We have agreed not to directly or indirectly sell, offer to sell, contract to sell, grant any option to sell or otherwise dispose of, our Common Shares or securities convertible into or exchangeable for our Common Shares, warrants or any rights to purchase or acquire our Common Shares for a period beginning on the first trading day prior to the delivery of any issuance notice to any of the Sales Agents and ending on the first trading day following the settlement date for our Common Shares sold pursuant to the applicable issuance notice, without the prior written consent of such respective Sales Agent. This consent may be given at any time without public notice. The restriction described in this paragraph does not apply to sales of:

•	the Common Shares we offer or sell pursuant to the sales agency financing agreement;

•	the Common Shares (or our operating partnership’s limited partnership units) we issue in connection with acquisitions;

•	the Common Shares we issue upon conversion of convertible securities, such as our operating partnership’s limited partnership units, or the exercise of warrants, options or other rights; or

•	the Common Shares and options to purchase shares we issue, in either case, pursuant to any current or future employee or director stock option, incentive or benefit plan, employee stock purchase, long-term incentive plan, deferred compensation plan or ownership plan or dividend investment plan.

In the ordinary course of business, each of the Sales Agents and/or their affiliates have engaged, and may in the future engage, in commercial banking or investment banking transactions with us and our affiliates for which they have received, and will in the future receive, customary compensation. Bank of America, N.A. and Merrill Lynch Bank USA, each an affiliate of Merrill Lynch, J.P. Morgan Chase Bank, N.A., an affiliate of J.P. Morgan, Morgan Stanley Bank, an affiliate of Morgan Stanley, and The Bank of New York Mellon, an affiliate of BNYMCM, each holds a commitment under our unsecured revolving credit facility and may receive a portion of amounts we may borrow or re-borrow in the future under this credit facility that may be repaid from the proceeds of offerings pursuant to the sales agency financing agreements. In addition, each of these lenders also holds a commitment under our operating partnership’s unsecured term loan facility and may receive a portion of amounts that may be repaid under this facility from the proceeds of offerings pursuant to the sales agency financing agreements. Bank of America Securities LLC, an affiliate of Merrill Lynch, and J.P. Morgan act as joint lead arrangers and joint book runners under both of these facilities. See “Use of Proceeds.”

LEGAL MATTERS

DLA Piper LLP (US), Chicago, Illinois, will pass upon certain matters relating to this offering for us. Certain legal matters will be passed upon for the Sales Agents by Hogan Lovells US LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2009, as amended by our Current Report on Form 8-K dated September 14, 2010, and the effectiveness of our internal control over financial reporting as of December 31, 2009, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to the information requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street NE, Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to you at the SEC’s website at http://www.sec.gov and at our website at http://www.equityresidential.com. The information on our website is not a part of this prospectus supplement.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, or information that we have filed or later file with the SEC prior to the termination of this offering, modifies or replaces this information. We incorporate by reference into this prospectus our documents listed below (other than information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits):

•	Annual Report on Form 10-K for the year ended December 31, 2009, filed on February 25, 2010;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010, and September 30, 2010, filed on May 6, 2010, August 5, 2010, and November 4, 2010, respectively;

•	Current Reports on Form 8-K filed on January 4, 2010, January 26, 2010, February 4, 2010, March 22, 2010, June 21, 2010, July 8, 2010, September 14, 2010, October 28, 2010, December 9, 2010, December 14, 2010 and February 2, 2011;

•	Our definitive Proxy Statement and definitive Additional Materials, both filed on April 15, 2010 in connection with our Annual Meeting of Shareholders held on June 16, 2010; and

•	Description of the Common Shares contained in our registration statement on Form 8-A/A dated August 10, 1993.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement will also be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing those documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including, but not limited to, any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered a copy of the documents incorporated by reference in this prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, by writing or telephoning us at the following:

Equity Residential
Two North Riverside Plaza, Suite 400
Chicago, Illinois 60606
Attention: Investor Relations
Telephone number: (888) 879-6356

PROSPECTUS

EQUITY RESIDENTIAL

Preferred Shares, Common Shares and Depositary Shares

We may from time to time offer (i) in one or more series our preferred shares of beneficial interest, $0.01 par value per share (“Preferred Shares”), (ii) common shares of beneficial interest, $0.01 par value per share (“Common Shares”), and (iii) in one or more series our Preferred Shares represented by depositary shares (the “Depositary Shares”), in amounts, at initial prices and on terms to be determined at the time of offering. The Preferred Shares, Common Shares and Depositary Shares (collectively, the “Securities”) may be offered, separately or together, in separate series (with respect to Preferred Shares and Depositary Shares), in amounts, at prices and on terms to be described in one or more supplements to this prospectus.

When we decide to offer the Securities, we will prepare a prospectus supplement describing the offering and the particular terms of the Securities we are selling, which terms will include, among other things: (i) in the case of Preferred Shares, the specific title and stated value, any distribution, liquidation, redemption, conversion, voting and other rights, and any initial public offering price; (ii) in the case of Common Shares, any initial public offering price; and (iii) in the case of Depositary Shares, the fractional Preferred Shares represented by each Depositary Share and the applicable terms of those preferred shares. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Securities, in each case as may be appropriate to assist in maintaining our status as a real estate investment trust (a “REIT”) for federal income tax purposes.

The applicable prospectus supplement also will contain information, where applicable, about the material United States federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such prospectus supplement, not contained in this prospectus.

The Securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. See “Plan of Distribution.” No Securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of such Securities.

You should read this prospectus and any prospectus supplement carefully before you make an investment in our securities.

The Common Shares are listed on the New York Stock Exchange under the symbol “EQR.”

Our principal executive offices are located at Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606 and our telephone number is (312) 474-1300.

Investing in our securities involves risks.  Before buying our securities, you should read and consider the risk factors included in our periodic reports, in the prospectus supplements or any free writing prospectus relating to any specific offering, and in other information that we file with the Securities and Exchange Commission. See “Where You Can Find More Information About Us” and “Special Note Regarding Forward-Looking Statements.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 16, 2008.

We have not authorized any person to give any information or to make any representations in connection with this offering other than those contained or incorporated or deemed to be incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus, and, if given or made, such information or representations must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated or deemed to be incorporated by reference herein is correct as of any time subsequent to its date.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act.” By using a shelf registration statement, we may, at any time and from time to time, sell the securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information About Us.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the documents incorporated or deemed to be incorporated by reference in this prospectus and the additional information described under the heading “Where You Can Find More Information About Us” in this prospectus.

In this prospectus, the “Company,” “we,” “us” and “our” refer to Equity Residential, a Maryland real estate investment trust, and its direct and indirect subsidiaries, including ERP Operating Limited Partnership, its operating partnership (the “Operating Partnership”) .

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

This prospectus does not contain all of the information included in the related registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus forms a part, including its exhibits.

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street NE, Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to you at the SEC’s web site at http://www.sec.gov and at our website at http://www.equityresidential.com. The contents of our website are not deemed to be part of this prospectus or any prospectus supplement.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede information in prior filings. We incorporate by reference into this prospectus our documents listed below (other than information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits):

•	Annual Report on Form 10-K for the year ended December 31, 2007;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

•	Current Reports on Form 8-K filed on January 4, 2008, September 16, 2008 and December 15, 2008; and

•	Description of our common shares contained in our registration statement on Form 8-A/A dated August 10, 1993.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus will also be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing those documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including, but not limited to, any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Equity Residential
Two North Riverside Plaza, Suite 400
Chicago, Illinois 60606
Attention: Investor Relations
Telephone number: (888) 879-6356

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated or deemed incorporated by reference as described under “Where You Can Find More Information About Us” contain certain information that we intend to be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act. These forward-looking statements relate to such things as our anticipated future economic performance, our plans and objectives for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terms.

Actual results could differ materially from those contemplated by these forward-looking statements as a result of many factors. The cautionary statements under the caption “Risk Factors” contained in our filings with the SEC incorporated by reference, and other similar statements contained in this prospectus, any accompanying prospectus supplement, any related free writing prospectus and the documents incorporated or deemed incorporated by reference herein and therein, identify important factors with respect to forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may adversely affect us. Should any known or unknown risks and uncertainties develop into actual events, those developments could have a material adverse effect on our business, financial condition and results of operations.

In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking information contained in this prospectus and the documents incorporated by reference or deemed incorporated by reference herein will in fact transpire. Potential investors are cautioned not to place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

EQUITY RESIDENTIAL

We are a Maryland REIT formed in March 1993 and are an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top United States growth markets. We have elected to be taxed as a REIT.

We are one of the largest publicly traded real estate companies and the largest publicly traded owner of multifamily properties in the United States of America (based on the aggregate market value of our outstanding common shares, the number of apartment units wholly owned and total revenues earned). Our corporate headquarters are located in Chicago, Illinois and we also operate property management offices throughout the United States of America.

Our principal executive offices are located at Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606 and our telephone number is (312) 474-1300.

ANTICIPATED USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement accompanying this prospectus, we intend to use the proceeds from the sale of the securities for working capital and general company purposes including, without limitation, the acquisition or development of multifamily properties and the repayment of debt. Net proceeds may be temporarily invested prior to use.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DISTRIBUTIONS

The following table sets forth our ratios of earnings before combined fixed charges and preferred distributions to total combined fixed charges and preferred distributions for the periods shown.

For the Nine Months Ended
September 30,(1)		For the Years Ended December 31,(1)
2008	2007	2007	2006	2005	2004	2003

1.12	—	—	—	1.05	—	—

(1)	For the nine months ended September 30, 2007, the coverage deficiency approximated $18.6 million. For the years ended December 31, 2007, 2006, 2004 and 2003, the coverage deficiency approximated $2.4 million, $29.9 million, $42.9 million and $82.5 million, respectively. All ratios have been reduced due to the disposition of properties which resulted in the inclusion of those properties in discontinued operations for all periods presented. For all periods presented, the ratios have been further reduced due to non-cash depreciation expense charges and premiums on the redemption of preferred shares and/or preference interests. We were in compliance with our unsecured public debt covenants for all periods presented.

Ratios of earnings before combined fixed charges and preferred distributions to total combined fixed charges and preferred distributions represents the ratio of income from continuing operations plus fixed charges (primarily interest and other financing costs incurred) to fixed charges and preferred distributions.

DESCRIPTION OF SECURITIES

The following description sets forth certain general terms and provisions of the securities to which any prospectus supplement may relate. The particular terms of the securities being offered and the extent to which such general provisions may apply will be described in a prospectus supplement relating to such securities.

Description of Shares of Beneficial Interest

The summary of the terms of the shares of beneficial interest of the Company set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles of Restatement of Declaration of Trust of the Company dated December 9, 2004 (“Declaration of Trust”), as amended and/or restated from time to time, and the Sixth Amended and Restated Bylaws of the Company, as adopted on September 10, 2008, as amended and/or restated from time to time, each of which is incorporated herein by reference.

Our Declaration of Trust provides that we may issue up to 1,100,000,000 shares of beneficial interest, consisting of 1,000,000,000 Common Shares and 100,000,000 Preferred Shares. As of September 30, 2008, 272,022,884 Common Shares and 1,961,975 Preferred Shares were issued and outstanding.

Both the Maryland REIT law and our Declaration of Trust provide that no shareholder of the Company will be liable for any debt or obligation of the Company solely as a result of his or her status as a shareholder of the Company. Our Declaration of Trust further provides that the Company has the power to indemnify each shareholder against any claim or liability to which the shareholder may become subject by reason of his or her being or having been a shareholder and to reimburse each shareholder for all reasonable expenses incurred by him or her in connection with any such claim or liability.

Preferred Shares

The following description of the Preferred Shares sets forth certain general terms and provisions of the Preferred Shares to which any prospectus supplement may relate.

The Board of Trustees is empowered by the Declaration of Trust to designate and issue from time to time one or more series of Preferred Shares without shareholder approval. The Board of Trustees may determine the relative rights, preferences and privileges of each series of Preferred Shares so issued. Because the Board of Trustees has the power to establish the preferences and rights of each series of Preferred Shares, it may afford the holders of any series of Preferred Shares preferences, powers and rights, voting or otherwise, senior to the rights of holders of Common Shares. The Preferred Shares will, when issued, be fully paid and nonassessable.

As of September 30, 2008, the Company had outstanding 338,616 Series E Preferred Shares (liquidation preference $25.00 per share), 23,359 Series H Preferred Shares (liquidation preference $25.00 per share), 1,000,000 Series K Preferred Shares (liquidation preference $50.00 per share) and 600,000 Series N Preferred Shares (liquidation preference $250.00 per share). The Series E Preferred Shares, Series H Preferred Shares and Series N Preferred Shares are listed on the New York Stock Exchange under the symbols “EQR-PrE,” “EQR-PrH” and “EQR-PrN,” respectively. Distributions on the Series E Preferred Shares are cumulative from the date of original issue and payable quarterly on the first business day of January, April, July and October of each year, at the rate of 7.00% of the liquidation preference per annum of such shares. Distributions on the Series H Preferred Shares and the Series K Preferred Shares are cumulative from the date of original issue and generally payable quarterly on the last day of March, June, September and December of each year, at the rate of 7.00% and 8.29%, respectively, of the liquidation preference per annum of such shares. Distributions on the Series N Preferred Shares are cumulative from the date of original issue and payable quarterly on or about the fifteenth day of January, April, July and October of each year, at the rate of 6.48% of the liquidation preference per annum of such shares.

Each Series E Preferred Share is convertible at the option of the holder thereof at any time into Common Shares, at a conversion price of $22.47 per Common Share (equivalent to a conversion rate of approximately 1.1128 Common Share for each Series E Preferred Share), subject to adjustments under certain conditions. The Series E Preferred Shares may be redeemed for cash at the option of the Company in whole or in part, at $25.00 per share, plus accrued and unpaid distributions, if any, to the redemption date. Each Series H Preferred Share is convertible at the option of the holder thereof at any time into Common Shares, at a conversion price of $17.27 per Common Share (equivalent to a conversion rate of approximately 1.448 Common Share for each Series H Preferred Share), subject to adjustments under certain conditions. The Series H Preferred Shares may be redeemed for Common Shares at the option of the Company in whole or in part, at a redemption price per share based upon the contractual conversion rate, plus cash in respect of accrued and unpaid distributions, if any, to the redemption date. The Series K Preferred Shares are not redeemable prior to December 10, 2026. On or after December 10, 2026, the Series K Preferred Shares may be redeemed for cash at the option of the Company in whole or in part, at a redemption price equal to the liquidation price per share, plus accrued and unpaid distributions, if any, to the redemption date. The redemption price of the Series K Preferred Shares (other than the portion thereof consisting of accrued and unpaid distributions) is payable solely out of the sale proceeds of other shares of beneficial interest of the Company which may include other series of Preferred Shares. The Series N Preferred Shares may be redeemed for cash at the option of the Company in whole or in part, at a redemption price equal to the liquidation price per share, plus accrued and unpaid distributions, if any, to the redemption date.

The Series E Preferred Shares, the Series H Preferred Shares, the Series K Preferred Shares and the Series N Preferred Shares have no stated maturity and are not subject to any sinking fund or mandatory redemption and, with the exception of the Series E Preferred Shares and the Series H Preferred Shares, are not convertible into any other securities of the Company. The Company may redeem the Series E Preferred Shares, the Series H Preferred Shares, the Series K Preferred Shares or the Series N Preferred Shares in certain circumstances relating to maintenance of its status as a REIT for federal income tax purposes. See “— Redemption” and “— Restrictions on Ownership and Transfer” below. The other terms of the Preferred Shares are described generally below.

The prospectus supplement relating to any Preferred Shares offered thereby will contain the specific terms thereof, including, without limitation:

(1) The title and stated value of such Preferred Shares;

(2) The number of such Preferred Shares offered, the liquidation preference per share and the offering price of such Preferred Shares;

(3) The distribution rate(s), period(s) and /or payment date(s) or method(s) of calculation thereof applicable to such Preferred Shares;

(4) The date from which distributions on such Preferred Shares shall accumulate, if applicable;

(5) The procedures for any auction and remarketing, if any, for such Preferred Shares;

(6) The provision for a sinking fund, if any, for such Preferred Shares;

(7) The provision for redemption, if applicable, of such Preferred Shares;

(8) Any listing of such Preferred Shares on any securities exchange;

(9) The terms and conditions, if applicable, upon which such Preferred Shares will be convertible into Common Shares, including the conversion price (or manner of calculation thereof);

(10) Whether interests in such Preferred Shares will be represented by Depositary Shares;

(11) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Shares;

(12) A discussion of all material federal income tax considerations, if any, applicable to such Preferred Shares that are not discussed in this prospectus;

(13) The relative ranking and preferences of such Preferred Shares as to distribution rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

(14) Any limitations on issuance of any series of Preferred Shares ranking senior to or on a parity with such series of Preferred Shares as to distribution rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

(15) Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT.

Rank.  Unless otherwise specified in the applicable prospectus supplement, the Preferred Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Shares, and to all equity securities ranking junior to such Preferred Shares; (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Preferred Shares; and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Preferred Shares. The term “equity securities” does not include convertible debt securities.

Distributions.  Holders of the Preferred Shares of each series will be entitled to receive, when, as and if declared by the Board of Trustees of the Company, out of assets of the Company legally available for payment, cash distributions (or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement) at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such distribution shall be payable to holders of record as they appear on the share transfer books of the Company on such record dates as shall be fixed by the Board of Trustees of the Company.

Distributions on any series of Preferred Shares may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Distributions, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the Board of Trustees of the Company fails to declare a distribution payable on a distribution payment date on any series of the Preferred Shares for which distributions are non-cumulative, then the holders of such series of the Preferred Shares will have no right to receive a distribution in respect of the distribution period ending on such distribution payment date, and the Company will have no obligation to pay the distribution accrued for such period, whether or not distributions on such series are declared payable on any future distribution payment date.

Unless otherwise specified in the prospectus supplement, if any Preferred Shares of any series are outstanding, no full distributions shall be declared or paid or set apart for payment on any shares of beneficial interest of the Company of any other series ranking, as to distributions, on a parity with or junior to the Preferred Shares of such series for any period unless (i) if such series of Preferred Shares has a cumulative distribution, full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series for all past distribution periods and the then current distribution period or (ii) if such series of Preferred Shares does not have a cumulative distribution, full distributions for the then current distribution period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon Preferred Shares of any series and the shares of any other series of Preferred Shares ranking on a parity as to distributions with the Preferred Shares of such series, all distributions declared upon Preferred Shares of such series and any other series of Preferred Shares ranking on a parity as to distributions with such Preferred Shares shall be declared pro rata so that the amount of distributions declared per share of Preferred Shares of such series and such other series of Preferred Shares shall in all cases bear to each other the same ratio that accrued distributions per share on the Preferred Shares of such series (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Preferred Shares do not have a cumulative distribution) and such other series of Preferred Shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Preferred Shares of such series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Shares has a cumulative distribution, full cumulative distributions on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, and (ii) if such series of Preferred Shares does not have a cumulative distribution, full distributions on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment, for the then current distribution period, no distributions (other than in Common Shares or other shares of beneficial interest ranking junior to the Preferred Shares of such series as to distributions and upon liquidation) shall be declared or paid or set aside for payment or other distribution upon the Common Shares, or any other shares of beneficial interest of the Company ranking junior to or on a parity with the Preferred Shares of such series as to distributions or upon liquidation, nor shall any Common Shares, or any other shares of beneficial interest of the Company ranking junior to or on a parity with the Preferred Shares of such series as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other shares of beneficial interest of the Company ranking junior to the Preferred Shares of such series as to distributions and upon liquidation).

If, for any taxable year, the Company elects to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”)) any portion (the “Capital Gains Amount”) of the dividends (within the meaning of the Internal Revenue Code) paid or made available for the year to holders of all classes of shares of beneficial interest (the “Total Dividends”), then the portion of the Capital Gains Amount that will be allocable to the holders of Preferred Shares will be the Capital Gains Amount multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Internal Revenue Code) paid or made available to the holders of the Preferred Shares for the year and the denominator of which shall be the Total Dividends.

Redemption.  If so provided in the applicable prospectus supplement, the Preferred Shares will be subject to mandatory redemption or redemption at the option of the Company, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of Preferred Shares that is subject to mandatory redemption will specify the number of such Preferred Shares that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid distributions thereon (which shall not, if such Preferred Shares do not have a cumulative distribution, include any accumulation in respect of unpaid distributions for prior distribution periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for Preferred Shares of any series is payable only from the net proceeds of the issuance of shares of beneficial interest of the Company, the terms of such Preferred Shares may provide that, if no such shares of beneficial interest shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Shares shall automatically and mandatorily be converted into the applicable shares of beneficial interest of the Company pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, unless (i) if such series of Preferred Shares has a cumulative distribution, full cumulative distributions on all Preferred Shares of any series shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the current distribution period and (ii) if such series of Preferred Shares does not have a cumulative distribution, full distributions on the Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current distribution period, no Preferred Shares of any series shall be redeemed unless all outstanding Preferred Shares of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series. In addition, unless (i) if such series of Preferred Shares has a cumulative distribution, full cumulative distributions on all outstanding shares of any series of Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distributions periods and the then current distribution period, and (ii) if such series of Preferred Shares does not have a cumulative distribution, full distributions on the Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current distribution period, the Company shall not purchase or otherwise acquire directly or indirectly any Preferred Shares of such series (except by conversion into or exchange for shares of beneficial interest of the Company ranking junior to the Preferred Shares of such series as to distributions and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series to assist in maintaining the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series.

If fewer than all of the outstanding Preferred Shares of any series are to be redeemed, the number of shares to be redeemed will be determined by the Company and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Company.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Shares of any series to be redeemed at the address shown on the share transfer books of the Company. Each notice shall state: (i) the redemption date; (ii) the number and series of Preferred Shares to be redeemed; (iii) the place or places where certificates for such Preferred Shares are to be surrendered for payment of the redemption price; (iv) that distributions on the shares to be redeemed will cease to accrue on such redemption date; and (v) the date upon which the holder’s conversion rights, if any, as to such shares shall terminate. If fewer than all of the Preferred Shares of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of Preferred Shares to be redeemed from each such holder. If notice of redemption of any Preferred Shares has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any Preferred Shares so called for redemption, then from and after the redemption date distributions will cease to accrue on such Preferred Shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Liquidation Preference.  Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any Common Shares or any other class or series of shares of beneficial interest of the Company ranking junior to the Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Shares shall be entitled to receive out of assets of the Company legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Preferred Shares do not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Shares will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Shares and the corresponding amounts payable on all shares of other classes or series of shares beneficial interest of the Company ranking on a parity with the Preferred Shares in the distribution of assets, then the holders of the Preferred Shares and all other such classes or series of shares of beneficial interest shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions shall have been made in full to all holders of Preferred Shares, the remaining assets of the Company shall be distributed among the holders of any other classes or series of shares of beneficial interest ranking junior to the Preferred Shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Company with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

Voting Rights.  Holders of Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

Whenever distributions on any Preferred Shares shall be in arrears for six or more quarterly periods, the holders of such Preferred Shares (voting separately as a class with all other series of Preferred Shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional Trustees of the Company at a special meeting called by the holders of record of at least ten percent (10%) of any series of Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until (i) if such series of Preferred Shares has a cumulative distribution, all distributions accumulated on such series of Preferred Shares for the past distribution periods and the then current distribution period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment or (ii) if such series of Preferred Shares do not have a cumulative distribution, four consecutive quarterly distributions shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Trustees of the Company will be increased by two Trustees.

Unless provided otherwise for any series of Preferred Shares, so long as any Preferred Shares remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of each series of Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to such series of Preferred Shares with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of beneficial interest of the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of our Declaration of Trust or the Articles Supplementary for such series of Preferred Shares, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other series of Preferred Shares, or (y) any increase in the amount of authorized shares of such series or any other series of Preferred Shares, in each case ranking on a parity with or junior to the Preferred Shares of such series with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Preferred Shares of such series shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

Conversion Rights.  The terms and conditions, if any, upon which any series of Preferred Shares is convertible into Common Shares will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of Common Shares into which the Preferred Shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Shares or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Preferred Shares.

Registrar and Transfer Agent.  The registrar and transfer agent for the Preferred Shares will be set forth in the applicable prospectus supplement.

Common Shares

Distributions.  All Common Shares offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares of beneficial interest and to the provisions of our Declaration of Trust regarding excess shares (as defined herein), holders of Common Shares are entitled to receive distributions if, as and when authorized and declared by the Board of Trustees out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company. The Company currently pays regular quarterly distributions.

Voting Rights.  Subject to the provisions of our Declaration of Trust regarding excess shares, each outstanding Common Share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of Trustees, and, except as otherwise required by law or except as provided with respect to any other class or series of shares of beneficial interest, the holders of such Common Shares will possess the exclusive voting power. There is no cumulative voting in the election of Trustees, which means that the holders of a majority of the outstanding Common Shares can elect all of the Trustees then standing for election and the holders of the remaining shares of beneficial interest, if any, will not be able to elect any Trustees.

Conversion, Redemption, Liquidation Rights.  Holders of Common Shares have no conversion, sinking fund, redemption or preemptive rights to subscribe for any securities of the Company. Subject to the provisions of our Declaration of Trust regarding excess shares, Common Shares have equal distribution, liquidation and other rights, and have no preference, exchange or, except as expressly required by the Maryland REIT law, appraisal rights.

Pursuant to the Maryland REIT law, a REIT generally cannot dissolve, amend its declaration of trust or merge, unless approved by the affirmative vote or written consent of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the REIT’s declaration of trust. Our Declaration of Trust provides that a merger, and amendments to the Declaration of Trust in connection with a merger, may be approved by the affirmative vote of the holders of not less than a majority of the shares then outstanding and entitled to vote thereon. A declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Internal Revenue Code or the Maryland REIT law without the affirmative vote or written consent of the shareholders. Our Declaration of Trust permits such action by the Board of Trustees.

Registrar and Transfer Agent.  The registrar and transfer agent for the Common Shares is Computershare Trust Company, N.A.

Restrictions on Ownership and Transfer

For the Company to qualify as a REIT under the Internal Revenue Code, no more than 50% in value of its outstanding shares of beneficial interest may be owned, actually or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be treated as a REIT has been made) or during a proportionate part of a shorter taxable year. A REIT’s shares also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made). To facilitate maintenance of its qualification as a REIT for federal income tax purposes, we generally will prohibit ownership, directly or by virtue of the attribution provisions of the Internal Revenue Code, by any single shareholder of more than 5% of the issued and outstanding Common Shares and generally will prohibit ownership, directly or by virtue of the attribution provisions of the Internal Revenue Code, by any single shareholder of more than 5% of the issued and outstanding shares of any class or series of the Company’s Preferred Shares (collectively, the “Ownership Limit”).

Because the Board of Trustees believes it is desirable for the Company to qualify as a REIT, the Declaration of Trust, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than the Ownership Limit. The ownership attribution rules under the Internal Revenue Code are complex and may cause Common Shares owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 5% of the Common Shares (or the acquisition of an interest in an entity that owns, actually or constructively, Common Shares) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 5% of the outstanding Common Shares and thus subject such Common Shares to the Ownership Limit. The Board of Trustees shall grant an exemption from the Ownership Limit with respect to one or more persons who would not be treated as “individuals” for purposes of the Internal Revenue Code if it is satisfied that such ownership will not cause a person who is an individual to be treated as owning Common Shares in excess of the Ownership Limit, applying the applicable constructive ownership rules, and will not otherwise jeopardize the Company’s status as a REIT. As a condition of such waiver, the Board of Trustees may require undertakings or representations from the applicant with respect to preserving the REIT status of the Company. Under certain circumstances, the Board of Trustees may, in its sole and absolute discretion, grant an exemption for individuals to acquire Preferred Shares in excess of the Ownership Limit, provided that certain conditions are met and any representations and undertakings that may be required by the Board of Trustees are made.

The Board of Trustees of the Company will have the authority to increase the Ownership Limit from time to time, but will not have the authority to do so to the extent that after a giving effect to such increase, five beneficial owners of Common Shares could beneficially own in the aggregate more than 49.5% of the outstanding Common Shares.

The Declaration of Trust further prohibits (a) any person from actually or constructively owning shares of beneficial interest of the Company that would result in the Company being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause the Company to fail to qualify as a REIT and (b) any person from transferring shares of beneficial interest of the Company if such transfer would result in shares of beneficial interest of the Company being owned by fewer than 100 persons.

Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of beneficial interest of the Company that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice to the Company and provide the Company with such other information as the Company may request in order to determine the effect of such transfer on the Company’s status as a REIT.

If any purported transfer of shares of beneficial interest of the Company or any other event would otherwise result in any person violating the Ownership Limit or the other restrictions in the Declaration of Trust, then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the “Prohibited Transferee”) as to that number of shares that exceeds the Ownership Limit (referred to as “excess shares”) and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such shares in excess of the Ownership Limit (the “Prohibited Owner”) shall cease to own any right or interest) in such excess shares.

Any such excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by the Company (the “Beneficiary”). Such automatic transfer shall be deemed to be effective as of the close of business on the Business Day (as defined in the Declaration of Trust) prior to the date of such violating transfer. Within 20 days of receiving notice from the Company of the transfer of shares to the trust, the trustee of the trust (who shall be designated by the Company and be unaffiliated with the Company and any Prohibited Transferee or Prohibited Owner) will be required to sell such excess shares to a person or entity who could own such shares without violating the Ownership Limit, and distribute to the Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for such excess shares or the sales proceeds received by the trust for such excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell such excess shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the fair market value of such excess shares as of the date of such event or the sales proceeds received by the trust for such excess shares. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the Beneficiary. Prior to a sale of any such excess shares by the trust, the trustee will be entitled to receive, in trust for the Beneficiary, all dividends and other distributions paid by the Company with respect to such excess shares, and also will be entitled to exercise all voting rights with respect to such excess shares. Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority (at the trustee’s sole discretion and subject to applicable law) (i) to rescind as void any vote cast by a Prohibited Transferee prior to the discovery by the Company that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the Beneficiary. However, if the Company has already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the Prohibited Transferee or Prohibited Owner (prior to the discovery by the Company that such shares had been automatically transferred to a trust as described above) will be required to be repaid to the trustee upon demand for distribution to the Beneficiary. If the transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the Ownership Limit, then the Declaration of Trust provides that the transfer of the excess shares will be void.

In addition, shares of beneficial interest of the Company held in the trust shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market value at the time of such devise or gift) and (ii) the market value of such shares on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the trustee has sold the shares of beneficial interest held in the trust. Upon such a sale to the Company, the interest of the Beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

The foregoing restrictions on transferability and ownership will not apply if the Board of Trustees determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

All certificates representing shares of beneficial interest shall bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, more than 5% (or such lower percentage as provided in the rules and regulations promulgated under the Internal Revenue Code) of the outstanding shares of beneficial interest of the Company must give a written notice to the Company within 30 days after the end of each taxable year stating such person’s name and address, the number of shares owned by such person and a description of the manner in which such shares are held. Any record holder who holds shares as nominee for another person who is required to include in gross income the distributions received on such shares must give notice stating the name and address of such other person and the number of shares of such other person with respect to which such record holder is nominee. In addition, each shareholder will, upon demand, be required to disclose to the Company in writing such information with respect to the direct, indirect and constructive ownership of shares of beneficial interest as the Board of Trustees deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT or to ensure compliance with the ownership limitations described above.

These ownership limitations could have the effect of delaying, deferring or preventing a takeover or other transaction in which holders of some, or a majority, of Common Shares might receive a premium for their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

Description of Depositary Shares

General

The Company may issue receipts (“Depositary Receipts”) for Depositary Shares, each of which will represent a fractional interest of a share of a particular series of Preferred Shares, as specified in the applicable prospectus supplement. Preferred Shares of each series represented by Depositary Shares will be deposited under a separate deposit agreement (each, a “Deposit Agreement”) among the Company, the depositary named therein (the “Preferred Share Depositary”) and the holders from time to time of the Depositary Receipts. Subject to the terms of the Deposit Agreement, each owner of a Depositary Receipt will be entitled, in proportion to the fractional interest of a share of a particular series of Preferred Shares represented by the Depositary Shares evidenced by such Depositary Receipt, to all the rights and preferences of the Preferred Shares represented by such Depositary Shares (including distribution, voting, conversion, redemption and liquidation rights).

The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the Preferred Shares by the Company to the Preferred Share Depositary, the Company will cause the Preferred Share Depositary to issue, on behalf of the Company, the Depositary Receipts. Copies of the applicable form of Deposit Agreement and Depositary Receipt may be obtained from the Company upon request, and the following summary of the form thereof is qualified in its entirety by reference thereto.

Distributions.  The Preferred Share Depositary will distribute all cash distributions received in respect of the Preferred Shares to the record holders of Depositary Receipts evidencing the related Depositary Shares in proportion to the number of such Depositary Receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Share Depositary.

In the event of a distribution other than in cash, the Preferred Share Depositary will distribute property received by it to the record holders of Depositary Receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Share Depositary, unless the Preferred Share Depositary determines that it is not feasible to make such distribution, in which case the Preferred Share Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any Depositary Share to the extent that it represents any Preferred Shares converted into excess shares.

Withdrawal of Shares.  Upon surrender of the Depositary Receipts at the corporate trust office of the Preferred Share Depositary (unless the related Depositary Shares have previously been called for redemption or converted into excess shares), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional Preferred Shares and any money or other property represented by the Depositary Shares evidenced by such Depositary Receipts. Holders of Depositary Receipts will be entitled to receive whole or fractional shares of the related Preferred Shares on the basis of the proportion of the Preferred Shares represented by each Depositary Share as specified in the applicable prospectus supplement, but holders of such Preferred Shares will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of Preferred Shares to be withdrawn, the Preferred Share Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

Redemption.  Whenever the Company redeems Preferred Shares held by the Preferred Share Depositary, the Preferred Share Depositary will redeem as of the same redemption date the number of Depositary Shares representing the Preferred Shares so redeemed, provided the Company shall have paid in full to the Preferred Share Depositary the redemption price of the Preferred Shares to be redeemed plus an amount equal to any accrued and unpaid distributions thereon to the date fixed for redemption. The redemption price per Depositary Share will be equal to the redemption price and any other amounts per share payable with respect to the Preferred Shares. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by any other equitable method determined by the Company that will not result in the issuance of any excess shares.

From and after the date fixed for redemption, all distributions in respect of the Preferred Shares so called for redemption will cease to accrue, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Receipts evidencing the Depositary Shares so called for redemption will cease, except the right to receive any monies payable upon such redemption and any money or other property to which the holders of such Depositary Receipts were entitled upon such redemption upon surrender thereof to the Preferred Share Depositary.

Voting Rights.  Upon receipt of notice of any meeting at which the holders of the Preferred Shares are entitled to vote, the Preferred Share Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Receipts evidencing the Depositary Shares which represent such Preferred Shares. Each record holder of Depositary Receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for the Preferred Shares) will be entitled to instruct the Preferred Share Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Shares represented by such holder’s Depositary Shares. The Preferred Share Depositary will vote the amount of Preferred Shares represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Share Depositary in order to enable the Preferred Share Depositary to do so. The Preferred Share Depositary will abstain from voting the amount of Preferred Shares represented by such Depositary Shares to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing such Depositary Shares. The Preferred Share Depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the Preferred Share Depositary.

Liquidation Preference.  In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each Depositary Receipt will be entitled to the fraction of the liquidation preference accorded each Preferred Share represented by the Depositary Share evidenced by such Depositary Receipt, as set forth in the applicable prospectus supplement.

Conversion.  The Depositary Shares, as such, are not convertible into Common Shares or any other securities or property of the Company, except in connection with certain conversions in connection with the preservation of the Company’s status as a REIT. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of Depositary Shares, the Depositary Receipts may be surrendered by holders thereof to the Preferred Share Depositary with written instructions to the Preferred Share Depositary to instruct the Company to cause conversion of the Preferred Shares represented by the Depositary Shares evidenced by such Depositary Receipts into whole Common Shares, other Preferred Shares (including excess shares) of the Company or other shares of beneficial interest, and the Company has agreed that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of Preferred Shares to effect such conversion. If the Depositary Shares evidenced by a Depositary Receipt are to be converted in part only, a new Depositary Receipt or Receipts will be issued for any Depositary Shares not to be converted. No fractional Common Shares will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by the Company equal to the value of the fractional interest based upon the closing price of the Common Shares on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

The form of Depositary Receipt evidencing the Depositary Shares which represent the Preferred Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Share Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related Preferred Shares will not be effective unless such amendment has been approved by the existing holders of at least a majority of the Depositary Shares evidenced by the Depositary Receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the Deposit Agreement, of any holder of Depositary Receipts to surrender any Depositary Receipt with instructions to deliver to the holder the related Preferred Shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Depositary Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

The Deposit Agreement may be terminated by the Company upon not less than 30 days’ prior written notice to the Preferred Share Depositary if (i) such termination is necessary to assist in maintaining the Company’s status as a REIT or (ii) a majority of each series of Preferred Shares affected by such termination consents to such termination, whereupon the Preferred Share Depositary shall deliver or make available to each holder of Depositary Receipts, upon surrender of the Depositary Receipts held by such holder, such number of whole or fractional Preferred Shares as are represented by the Depositary Shares evidenced by such Depositary Receipts together with any other property held by the Preferred Share Depositary with respect to such Depositary Receipts. The Company has agreed that if the Deposit Agreement is terminated to assist in maintaining the Company’s status as a REIT, then, if the Depositary Shares are listed on a national securities exchange, the Company will use its best efforts to list the Preferred Shares issued upon surrender of the related Depositary Shares on a national securities exchange. In addition, the Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares shall have been redeemed or (ii) there shall have been a final distribution in respect of the related Preferred Shares in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Receipts evidencing the Depositary Shares representing such Preferred Shares.

Charges of Preferred Share Depositary

The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. In addition, the Company will pay the fees and expenses of the Preferred Share Depositary in connection with the performance of its duties under the Deposit Agreement.

Resignation and Removal of Depositary

The Preferred Share Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Preferred Share Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Share Depositary. A successor Preferred Share Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The Preferred Share Depositary will forward to holders of Depositary Receipts any reports and communications from the Company which are received by the Preferred Share Depositary with respect to the related Preferred Shares.

Neither the Preferred Share Depositary nor the Company will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the Deposit Agreement. The obligations of the Company and the Preferred Share Depositary under the Deposit Agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of Preferred Shares represented by the Depositary Shares), gross negligence or willful misconduct, and the Company and the Preferred Share Depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Receipts, Depositary Shares or Preferred Shares represented thereby unless satisfactory indemnity is furnished. The Company and the Preferred Share Depositary may rely on written advice of counsel or accountants, or information provided by persons presenting Preferred Shares represented thereby for deposit, holders of Depositary Receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the Preferred Share Depositary shall receive conflicting claims, requests or instructions from any holders of Depositary Receipts, on the one hand, and the Company, on the other hand, the Preferred Share Depositary shall be entitled to act on such claims, requests or instructions received from the Company.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following discussion summarizes all the federal income tax considerations anticipated to be material to a holder of Common Shares. The applicable prospectus supplement will contain information about additional federal income tax considerations, if any, relating to Securities other than Common Shares. The following discussion, which is not exhaustive of all possible tax considerations, does not give a detailed discussion of any state, local or foreign tax considerations. Nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws.

The specific tax attributes of a particular shareholder could have a material impact on the tax considerations associated with the purchase, ownership and disposition of common shares. Therefore, it is essential that each prospective shareholder consult with his or her own tax advisors with regard to the application of the federal income tax laws to the shareholder’s personal tax situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

EACH PROSPECTIVE PURCHASER OF SECURITIES IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER, IN LIGHT OF HIS OR HER SPECIFIC OR UNIQUE CIRCUMSTANCES, OF THE PURCHASE, OWNERSHIP AND SALE OF SECURITIES IN AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

The information in this section is based on the current Internal Revenue Code, current, temporary and proposed Treasury regulations, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the Internal Revenue Service, including its practices and policies as set forth in private letter rulings, which are not binding on the Internal Revenue Service, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. Thus, it is possible that the Internal Revenue Service could challenge the statements in this discussion, which do not bind the Internal Revenue Service or the courts, and that a court could agree with the Internal Revenue Service.

Our Taxation

We elected REIT status beginning with the year that ended December 31, 1992. In any year in which we qualify as a REIT, we generally will not be subject to federal income tax on the portion of our REIT taxable income or capital gain that we distribute to our shareholders. This treatment substantially eliminates the double taxation that applies to most corporations, which pay a tax on their income and then distribute dividends to shareholders who are in turn taxed on the amount they receive. We elected taxable REIT subsidiary status for certain of our corporate subsidiaries, primarily those engaged in condominium conversion and sale activities. We will be subject to federal income taxes for activities performed by our taxable REIT subsidiaries.

We will be subject to federal income tax at regular corporate rates upon our REIT taxable income or capital gain that we do not distribute to our shareholders. In addition, we will be subject to a 4% excise tax if we do not satisfy specific REIT distribution requirements. We could also be subject to the “alternative minimum tax” on our items of tax preference. In addition, any net income from “prohibited transactions” (i.e., dispositions of property, other than property held by a taxable REIT subsidiary, held primarily for sale to customers in the ordinary course of business) will be subject to a 100% tax. We could also be subject to a 100% penalty tax on certain payments received from or on certain expenses deducted by a taxable REIT subsidiary if any such transaction is not respected by the Internal Revenue Service. If we fail to satisfy the 75% gross income test or the 95% gross income test (described below) but have maintained our qualification as a REIT because we satisfied certain other requirements, we will still generally be subject to a 100% penalty tax on the amount by which we fail such gross income test. If we fail to satisfy any of the REIT asset tests (described below) by more than a de minimis amount, due to reasonable cause, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets. If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income or asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure. Moreover, we may be subject to taxes in certain situations and on certain transactions that we do not presently contemplate.

Our qualification and taxation as a REIT depend upon our ability to satisfy on a continuing basis, through actual annual operating and other results, various requirements under the Internal Revenue Code, with regard to, among other things, the sources of our gross income, the composition of our assets, the level of our dividends to shareholders, and the diversity of our share ownership. We believe that we have qualified as a REIT for each of our taxable years commencing with our taxable year ended December 31, 1992, and that our current structure and method of operation is such that we will continue to qualify as a REIT.

DLA Piper LLP (US), special tax counsel to us, has provided an opinion to the effect that we were organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for its taxable years ended December 31, 1992 through December 31, 2007, and that our current organization and method of operation should enable us to continue to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2008 and thereafter. It must be emphasized that this opinion is based on various assumptions and factual representations made by us and the Operating Partnership relating to our organization, prior and expected operations, the Operating Partnership, and all of the various partnerships, limited liability companies and corporate entities in which we presently have an ownership interest, or in which we had an ownership interest in the past. DLA Piper LLP (US) will not review our compliance with these requirements on a continuing basis. No assurance can be given that the actual results of our operations, the Operating Partnership, and the subsidiary entities, the sources of their gross income, the composition of their assets, the level of our dividends to shareholders and the diversity of our share ownership for any given taxable year will satisfy the requirements under the Internal Revenue Code for qualification and taxation as a REIT.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions described herein do not apply, we will be subject to tax on our taxable income at regular corporate rates. We also may be subject to the corporate “alternative minimum tax.” As a result, our failure to qualify as a REIT would significantly reduce the cash we have available to distribute to our shareholders. Unless entitled to statutory relief, we would be disqualified as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether we would be entitled to statutory relief.

Our qualification and taxation as a REIT depend on our ability to satisfy various requirements under the Internal Revenue Code. We are required to satisfy these requirements on a continuing basis through actual annual operating and other results. Accordingly, there can be no assurance that we will be able to continue to operate in a manner so as to remain qualified as a REIT.

Ownership of Taxable REIT Subsidiaries by Us.  The Internal Revenue Code provides that REITs may own greater than ten percent of the voting power and value of the securities of “taxable REIT subsidiaries” or “TRSs”, which are corporations subject to tax as a regular “C” corporation that have elected, jointly with a REIT, to be a TRS. Generally, a taxable REIT subsidiary may own assets that cannot otherwise be owned by a REIT and can perform impermissible tenant services (discussed below), which would otherwise taint our rental income under the REIT income tests. However, the REIT will be obligated to pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by our TRSs if the economic arrangements between us, our tenants and the TRS are not comparable to similar arrangements among unrelated parties. A TRS may also receive income from prohibited transactions without incurring the 100% federal income tax liability imposed to REITs. Income from prohibited transactions may include the purchase and sale of land, the purchase and sale of completed development properties and the sale of condominium units.

TRSs pay federal and state income tax at the full applicable corporate rates. The amount of taxes paid on impermissible tenant services income and the sale of real estate held primarily for sale to customers in the ordinary course of business may be material in amount. The TRSs will attempt to minimize the amount of these taxes, but we cannot guarantee whether, or the extent to which, measures taken to minimize these taxes will be successful. To the extent that these companies are required to pay taxes, less cash may be available for distributions to shareholders.

Share Ownership Test and Organizational Requirement.  In order to qualify as a REIT, our shares of beneficial interest must be held by a minimum of 100 persons for at least 335 days of a taxable year that is 12 months, or during a proportionate part of a taxable year of less than 12 months. Also, not more than 50% in value of our shares of beneficial interest may be owned directly or indirectly by applying certain constructive ownership rules, by five or fewer individuals during the last half of each taxable year. In addition, we must meet certain other organizational requirements, including, but not limited to, that (i) the beneficial ownership in us is evidenced by transferable shares and (ii) we are managed by one or more trustees. We believe that we have satisfied all of these tests and all other organizational requirements and that we will continue to do so in the future. In order to ensure compliance with the 100 person test and the 50% share ownership test discussed above, we have placed certain restrictions on the transfer of our shares that are intended to prevent further concentration of share ownership. However, such restrictions may not prevent us from failing these requirements, and thereby failing to qualify as a REIT.

Gross Income Tests.  To qualify as a REIT, we must satisfy two gross income tests:

(1) At least 75% of our gross income for each taxable year must be derived directly or indirectly from rents from real property, investments in real estate and/or real estate mortgages, dividends paid by another REIT and from some types of temporary investments (excluding certain hedging income for hedges entered into after July 30, 2008); and

(2) At least 95% of our gross income for each taxable year must be derived from any combination of income qualifying under the 75% test and dividends, non-real estate mortgage interest and gain from the sale or disposition of stock or securities (excluding certain hedging income for hedges entered into after July 30, 2008).

To qualify as rents from real property for the purpose of satisfying the gross income tests, rental payments must generally be received from unrelated persons and not be based on the net income of the resident. Also, the rent attributable to personal property must not exceed 15% of the total rent. We may generally provide services to residents without “tainting” our rental income only if such services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “impermissible services”. If such services are impermissible, then we may generally provide them without deriving non-qualified income only if they are considered de minimis in amount, or are provided through an independent contractor from whom we derive no revenue and that meets other requirements, or through a taxable REIT subsidiary.

We believe that the services provided to residents by us either are usually or customarily rendered in connection with the rental of real property and not otherwise considered impermissible, or, if considered impermissible services, will meet the de minimis test or will be provided by an independent contractor or taxable REIT subsidiary. However, we cannot provide any assurance that the Internal Revenue Service will agree with these positions.

If we fail to satisfy one or both of the gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Internal Revenue Code. In this case, a penalty tax would still be applicable as discussed above. Generally, it is not possible to state whether in all circumstances we would be entitled to the benefit of these relief provisions and in the event these relief provisions do not apply, we will not qualify as a REIT.

Asset Tests.  In general, at the close of each quarter of our taxable year, we must satisfy four tests relating to the nature of our assets:

(1) At least 75% of the value of our total assets must be represented by real estate assets (which include for this purpose shares in other real estate investment trusts) and certain cash related items;

(2) Not more than 25% of the value of our total assets may be represented by securities other than those in the 75% asset class;

(3) Except for equity investments in other REITs, qualified REIT subsidiaries (i.e., corporations owned 100% by a REIT that are not TRSs or REITs), or taxable REIT subsidiaries: (a) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets and (b) we may not own more than 10% of the value of or the voting securities of any one issuer; and

(4) Not more than 20% (25% for taxable years beginning after December 31, 2008) of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

The 10% value test described in clause (3)(b) above does not apply to certain debt securities that fall within a safe harbor under the Internal Revenue Code. Under the safe harbor, the following are not considered “securities” held by us for purposes of this 10% value test: (i) straight debt securities, (ii) any loan of an individual or an estate, (iii) certain rental agreements for the use of tangible property, (iv) any obligation to pay rents from real property, (v) any security issued by a state or any political subdivision thereof, foreign government or Puerto Rico only if the determination of any payment under such security is not based on the profits of another entity or payments on any obligation issued by such other entity, or (vi) any security issued by a REIT. The timing and payment of interest or principal on a security qualifying as straight debt may be subject to a contingency provided that (A) such contingency does not change the effective yield to maturity, not considering a de minimis change which does not exceed the greater of 1/4 of 1% or 5% of the annual yield to maturity or we own $1,000,000 or less of the aggregate issue price or value of the particular issuer’s debt and not more than 12 months of unaccrued interest can be required to be prepaid or (B) the contingency is consistent with commercial practice and the contingency is effective upon a default or the exercise of a prepayment right by the issuer of the debt. If we hold indebtedness from any issuer, including a REIT, the indebtedness will be subject to, and may cause a violation of, the asset tests, unless it is a qualifying real estate asset or otherwise satisfies the above safe harbor. We currently own equity interests in certain entities that have elected to be taxed as REITs for federal income tax purposes and are not publicly traded. If any such entity were to fail to qualify as a REIT, we would not meet the 10% voting stock limitation and the 10% value limitation and we would fail to qualify as a REIT. We believe that we and each of the REITs we own an interest in have and will comply with the foregoing asset tests for REIT qualification. However, we cannot provide any assurance that the Internal Revenue Service will agree with our determinations.

If we fail to satisfy the 5% or 10% asset tests described above after a 30-day cure period provided in the Internal Revenue Code, we will be deemed to have met such tests if the value of our non-qualifying assets is de minimis (i.e., does not exceed the lesser of 1% of the total value of our assets at the end of the applicable quarter or $10,000,000) and we dispose of the non-qualifying assets within six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered. For violations due to reasonable cause and not willful neglect that are in excess of the de minimis exception described above, we may avoid disqualification as a REIT under any of the asset tests, after the 30-day cure period, by disposing of sufficient assets to meet the asset test within such six month period, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets and disclosing certain information to the Internal Revenue Service. If we cannot avail ourselves of these relief provisions, or if we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a REIT.

Annual Distribution Requirements.  To qualify as a REIT, we are generally required to distribute dividends, other than capital gain dividends, to our shareholders each year in an amount at least equal to 90% of our REIT taxable income. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made. We intend to make timely distributions sufficient to satisfy our annual distribution requirements. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we are subject to tax on these amounts at regular corporate rates. We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of: (1) 85% of our REIT ordinary income for the year; (2) 95% of our REIT capital gain net income for the year; and (3) any undistributed taxable income from prior taxable years. A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

Ownership of Partnership Interests By Us.  As a result of our ownership of the Operating Partnership, we will be considered to own and derive our proportionate share of the assets and items of income of the Operating Partnership, respectively, for purposes of the REIT asset and income tests, including its share of assets and items of income of any subsidiaries that are partnerships or limited liability companies.

State and Local Taxes.  We may be subject to state or local taxation in various jurisdictions, including those in which we transact business or reside. Our state and local tax treatment may not conform to the federal income tax treatment discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in common shares.

Taxation of Domestic Shareholders Subject to United States Tax

General.  If we qualify as a REIT, distributions made to our taxable domestic shareholders with respect to their common shares, other than capital gain distributions and distributions attributable to taxable REIT subsidiaries, will be treated as ordinary income to the extent that the distributions come out of earnings and profits. These distributions will not be eligible for the dividends received deduction for shareholders that are corporations nor will they constitute “qualified dividend income” under the Internal Revenue Code, meaning that such dividends will be taxed at marginal rates applicable to ordinary income rather than the special capital gain rates applicable to qualified dividend income distributed to shareholders who satisfy applicable holding period requirements. In determining whether distributions are out of earnings and profits, we will allocate our earnings and profits first to preferred shares and second to the common shares. The portion of ordinary dividends which represent ordinary dividends we receive from a TRS, will be designated as “qualified dividend income” to REIT shareholders and are eligible for preferential tax rates if paid to our non-corporate shareholders.

To the extent we make distributions to our taxable domestic shareholders in excess of our earnings and profits, such distributions will be considered a return of capital. Such distributions will be treated as a tax-free distribution and will reduce the tax basis of a shareholder’s common shares by the amount of the distribution so treated. To the extent such distributions cumulatively exceed a taxable domestic shareholder’s tax basis, such distributions are taxable as a gain from the sale of shares. Shareholders may not include in their individual income tax returns any of our net operating losses or capital losses.

Dividends declared by a REIT in October, November, or December are deemed to have been paid by the REIT and received by its shareholders on December 31 of that year, so long as the dividends are actually paid during January of the following year. However, this treatment only applies to the extent of the REIT’s earnings and profits existing on December 31. To the extent the shareholder distribution paid in January exceeds available earnings and profits as of December 31, the excess is treated as a distribution taxable to shareholders in the year paid. As such, for tax reporting purposes, January distributions paid to our shareholders may be split between two tax years.

Distributions made by us that we properly designate as capital gain dividends will be taxable to taxable domestic shareholders as gain from the sale or exchange of a capital asset held for more than one year. This treatment applies only to the extent that the designated distributions do not exceed our actual net capital gain for the taxable year. It applies regardless of the period for which a domestic shareholder has held his or her common shares. Despite this general rule, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income.

Generally, we will classify a portion of our designated capital gain dividends as a 15% rate gain distribution and the remaining portion as an unrecaptured Section 1250 gain distribution. A 15% rate gain distribution would be taxable to taxable domestic shareholders that are individuals, estates or trusts at a maximum rate of 15%. An unrecaptured Section 1250 gain distribution would be taxable to taxable domestic shareholders that are individuals, estates or trusts at a maximum rate of 25%.

If, for any taxable year, we elect to designate as capital gain dividends any portion of the dividends paid or made available for the year to holders of all classes of shares of beneficial interest, then the portion of the capital gains dividends that will be allocable to the holders of common shares will be the total capital gain dividends multiplied by a fraction. The numerator of the fraction will be the total dividends paid or made available to the holders of the common shares for the year. The denominator of the fraction will be the total dividends paid or made available to holders of all classes of shares of beneficial interest.

We may elect to retain (rather than distribute as is generally required) net capital gain for a taxable year and pay the income tax on that gain. If we make this election, shareholders must include in income, as long-term capital gain, their proportionate share of the undistributed net capital gain. Shareholders will be treated as having paid their proportionate share of the tax paid by us on these gains. Accordingly, they will receive a tax credit or refund for the amount. Shareholders will increase the basis in their common shares by the difference between the amount of capital gain included in their income and the amount of the tax they are treated as having paid. Our earnings and profits will be adjusted appropriately.

In general, a shareholder will recognize gain or loss for federal income tax purposes on the sale or other disposition of common shares in an amount equal to the difference between:

(a) the amount of cash and the fair market value of any property received in the sale or other disposition; and

(b) the shareholder’s adjusted tax basis in the common shares.

The gain or loss will be capital gain or loss if the common shares were held as a capital asset. Generally, the capital gain or loss will be long-term capital gain or loss if the common shares were held for more than one year.

In general, a loss recognized by a shareholder upon the sale of common shares that were held for six months or less, determined after applying certain holding period rules, will be treated as long-term capital loss to the extent that the shareholder received distributions that were treated as long-term capital gains.

Taxation of Domestic Tax-Exempt Shareholders

Most tax-exempt organizations are not subject to federal income tax except to the extent of their unrelated business taxable income, which is often referred to as “UBTI.” Unless a tax-exempt shareholder holds its common shares as debt financed property or uses the common shares in an unrelated trade or business, distributions to the shareholder should not constitute UBTI. Similarly, if a tax-exempt shareholder sells common shares, the income from the sale should not constitute UBTI unless the shareholder held the shares as debt financed property or used the shares in a trade or business.

However, for tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans, income from owning or selling common shares will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve so as to offset the income generated by its investment in common shares. These shareholders should consult their own tax advisors concerning these set aside and reserve requirements which are set forth in the Internal Revenue Code.

In addition, certain pension trusts that own more than 10% of a “pension-held REIT” must report a portion of the distributions that they receive from the REIT as UBTI. We have not been and do not expect to be treated as a pension-held REIT for purposes of this rule.

Taxation of Foreign Shareholders

The following is a discussion of certain anticipated United States federal income tax consequences of the ownership and disposition of common shares applicable to a foreign shareholder. For purposes of this discussion, a “foreign shareholder” is any person other than:

(a) a citizen or resident of the United States;

(b) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state thereof; or

(c) an estate or trust whose income is includable in gross income for United States federal income tax purposes regardless of its source.

Distributions by Us.  Distributions by us to a foreign shareholder that are neither attributable to gain from sales or exchanges by us of United States real property interests nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our earnings and profits. These distributions ordinarily will be subject to withholding of United States federal income tax on a gross basis at a 30% rate, or a lower treaty rate, unless the dividends are treated as effectively connected with the conduct by the foreign shareholder of a United States trade or business. Please note that under certain treaties lower withholding rates generally applicable to dividends do not apply to dividends from REITs. Dividends that are effectively connected with a United States trade or business will be subject to tax on a net basis at graduated rates, and are generally not subject to withholding. Certification and disclosure requirements must be satisfied before a dividend is exempt from withholding under this exemption. A foreign shareholder that is a corporation also may be subject to an additional branch profits tax at a 30% rate or a lower treaty rate.

We expect to withhold United States income tax at the rate of 30% on any distributions made to a foreign shareholder unless:

(a) a lower treaty rate applies and any required form or certification evidencing eligibility for that reduced rate is filed with us; or

(b) the foreign shareholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

A distribution in excess of our current or accumulated earnings and profits will not be taxable to a foreign shareholder to the extent that the distribution does not exceed the adjusted basis of the shareholder’s common shares. Instead, the distribution will reduce the adjusted basis of the common shares. To the extent that the distribution exceeds the adjusted basis of the common shares, it will give rise to gain from the sale or exchange of the shareholder’s common shares. The tax treatment of this gain is described below.

We intend to withhold at a rate of 30%, or a lower applicable treaty rate, on the entire amount of any distribution not designated as a capital gain distribution. In such event, a foreign shareholder may seek a refund of the withheld amount from the Internal Revenue Service if it is subsequently determined that the distribution was, in fact, in excess of our earnings and profits, and the amount withheld exceeded the foreign shareholder’s United States tax liability with respect to the distribution.

Any capital gain dividend with respect to any class of our stock which is “regularly traded” on an established securities market, will be treated as an ordinary dividend described above, if the foreign shareholder did not own more than 5% of such class of stock at any time during the one year period ending on the date of the distribution. Foreign shareholders generally will not be required to report distributions received from us on United States federal income tax returns and all distributions treated as dividends for United States federal income tax purposes, including any capital gain dividends, will be subject to a 30% United States withholding tax (unless reduced or eliminated under an applicable income tax treaty), as described above. In addition, the branch profits tax will no longer apply to such distributions.

Distributions to a foreign shareholder that we designate at the time of the distributions as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally will not be subject to United States federal income taxation unless:

(a) the investment in the common shares is effectively connected with the foreign shareholder’s United States trade or business, in which case the foreign shareholder will be subject to the same treatment as domestic shareholders, except that a shareholder that is a foreign corporation may also be subject to the branch profits tax, as discussed above; or

(b) the foreign shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Except as described above, under the Foreign Investment in Real Property Tax Act (“FIRPTA”), distributions to a foreign shareholder that are attributable to gain from sales or exchanges of United States real property interests will cause the foreign shareholder to be treated as recognizing the gain as income effectively connected with a United States trade or business. This rule applies whether or not a distribution is designated as a capital gain dividend. Accordingly, foreign shareholders generally would be taxed on these distributions at the same rates applicable to United States shareholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. In addition, a foreign corporate shareholder might be subject to the branch profits tax discussed above. We are required to withhold 35% of these distributions. The withheld amount can be credited against the foreign shareholder’s United States federal income tax liability.

Although the law is not entirely clear on the matter, it appears that amounts we designate as undistributed capital gains in respect of the common shares held by United States shareholders would be treated with respect to foreign shareholders in the same manner as actual distributions of capital gain dividends. Under that approach, foreign shareholders would be able to offset as a credit against the United States federal income tax liability their proportionate share of the tax paid by us on these undistributed capital gains. In addition, foreign shareholders would be able to receive from the Internal Revenue Service a refund to the extent their proportionate share of the tax paid by us were to exceed their actual United States federal income tax liability.

Foreign Shareholders’ Sales of Common Shares.  Gain recognized by a foreign shareholder upon the sale or exchange of common shares generally will not be subject to United States taxation unless the shares constitute a “United States real property interest” within the meaning of FIRPTA. The common shares will not constitute a United States real property interest so long as we are a domestically controlled REIT. A domestically controlled REIT is a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by foreign shareholders. We believe that we are a domestically controlled REIT. Therefore, we believe that the sale of common shares will not be subject to taxation under FIRPTA. However, because common shares and preferred shares are publicly traded, we cannot guarantee that we will continue to be a domestically controlled REIT. In any event, gain from the sale or exchange of common shares not otherwise subject to FIRPTA will be subject to United States tax, if either:

(a) the investment in the common shares is effectively connected with the foreign shareholder’s United States trade or business, in which case the foreign shareholder will be subject to the same treatment as domestic shareholders with respect to the gain; or

(b) the foreign shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Even if we do not qualify as or cease to be a domestically controlled REIT, gain arising from the sale or exchange by a foreign shareholder of common shares still would not be subject to United States taxation under FIRPTA as a sale of a United States real property interest if:

(a) the class or series of shares being sold is “regularly traded,” as defined by applicable IRS regulations, on an established securities market such as the New York Stock Exchange; and

(b) the selling foreign shareholder owned 5% or less of the value of the outstanding class or series of shares being sold throughout the five-year period ending on the date of the sale or exchange.

If gain on the sale or exchange of common shares were subject to taxation under FIRPTA, the foreign shareholder would be subject to regular United States income tax with respect to the gain in the same manner as a taxable United States shareholder, subject to any applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the branch profits tax in the case of foreign corporations. The purchaser of the common shares would be required to withhold and remit to the Internal Revenue Service 10% of the purchase price.

Information Reporting Requirement and Backup Withholding

We will report to our domestic shareholders and the Internal Revenue Service the amount of distributions paid during each calendar year and the amount of tax withheld, if any. Under certain circumstances, domestic shareholders may be subject to backup withholding. Backup withholding will apply only if such domestic shareholder fails to furnish certain information to us or the Internal Revenue Service. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. Domestic shareholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a domestic shareholder will be allowed as a credit against such person’s United States federal income tax liability and may entitle such person to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Additional Tax Consequences for Holders of Preferred Shares and Depositary Shares

If we offer one or more series of Preferred Shares or Depositary Shares, then there may be additional tax consequences for the holders of such Preferred Shares or Depositary Shares. For a discussion of any such additional consequences, see the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the Securities to one or more underwriters for public offering and sale by them or may sell the Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the Securities will be named in the applicable prospectus supplement.

We may offer and sell the Securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices for cash or assets in transactions that do not constitute a business combination within the meaning of Rule 145 promulgated under the Securities Act.

The Company also may, from time to time, authorize underwriters acting as our agents to offer and sell the Securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of the Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of the Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase Securities from the Company at the public offering price set forth in such prospectus supplement pursuant to Delayed Delivery Contracts (“Contracts”) providing for payment and delivery on the date or dates stated in such prospectus supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Securities less the principal amount thereof covered by Contracts.

Certain of the underwriters and their affiliates may engage in transactions with and perform services for the Company and its subsidiaries in the ordinary course of business.

EXPERTS

Our consolidated financial statements and schedule appearing in our Current Report on Form 8-K dated December 15, 2008, the effectiveness of internal control over financial reporting as of December 31, 2007 included in our Form 10-K for the year ended December 31, 2007, and the Statements of Revenue and Certain Expenses of the Florida Portfolio, Berkeley Portfolio, Teresina at Lomas Verdes, Upper West Side Portfolio and Greenwood Properties included in our Current Report on Form 8-K dated January 4, 2008, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and schedule, the effectiveness of our internal control over financial reporting and the statements of revenue and certain expenses are incorporated herein by reference, in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Unless otherwise noted in a prospectus supplement, Sidley Austin LLP, Chicago, Illinois, will pass on the legality of the securities to be offered hereby. Certain tax matters have been passed upon for us by DLA Piper LLP (US), Chicago, Illinois, our special tax counsel.

Equity Residential

10,000,000 Common Shares

PROSPECTUS SUPPLEMENT
February 3, 2011

BofA Merrill Lynch

BNY Mellon Capital Markets, LLC

J.P. Morgan

Morgan Stanley